Exhibit 24

POWER OF ATTORNEY

The undersigned in his or her capacity as a director of SpartanNash Company, does hereby appoint ILEANA MCALARY and JASON MONACO or either of them, his or her attorneys or attorney, with full power of substitution, to execute in his or her name an Annual Report of SpartanNash Company on Form 10-K for its fiscal year ended January 1, 2022, and any amendments to that report, and to file it with the Securities and Exchange Commission or other regulatory authority.  Each attorney shall have power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act to be done in the premises as fully and to all intents and purposes as the undersigned could do in person, and the undersigned hereby ratifies and approves the acts of such attorneys.

Signature:	/s/ M. Shân Atkins	Signature:	/s/ Dr. Frank M. Gambino
Print Name:	M. Shân Atkins	Print Name:	Dr. Frank M. Gambino
Title:	Director	Title:	Director
Date:	March 2, 2022	Date:	March 2, 2022

Signature:	/s/ Douglas A. Hacker	Signature:	/s/ Yvonne R. Jackson
Print Name:	Douglas A. Hacker	Print Name:	Yvonne R. Jackson
Title:	Chairman of the Board	Title:	Director
Date:	March 2, 2022	Date:	March 2, 2022

Signature:	/s/ Matthew Mannelly	Signature:	/s/ Elizabeth A. Nickels
Print Name:	Matthew Mannelly	Print Name:	Elizabeth A. Nickels
Title:	Director	Title:	Director
Date:	March 2, 2022	Date:	March 2, 2022

Signature:	/s/ Hawthorne Proctor	Signature:	/s/ William R. Voss
Print Name:	Hawthorne Proctor	Print Name:	William R. Voss
Title:	Director	Title:	Director
Date:	March 2, 2022	Date:	March 2, 2022

Signature:	/s/ Julien Mininberg	Signature:	/s/ Jaymin Patel
Print Name:	Julien Mininberg	Print Name:	Jaymin Patel
Title:	Director	Title:	Director
Date:	March 2, 2022	Date:	March 2, 2022

Signature:	/s/ Pamela Puryear
Print Name:	Pamela Puryear, PhD
Title:	Director
Date:	March 2, 2022